EXHIBIT 8


                         BAKER & DANIELS
              300 North Meridian Street, Suite 2700
                Indianapolis, Indiana  46204-1782
                         (317) 237-0300
                       FAX  (317) 237-1000
                      www.bakerdaniels.com



November 27, 2000



Integra Bank Corporation
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868


Webster Bancorp, Inc.
104 Main Street
Clay, Kentucky 42404

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form S-4 (the "Registration
Statement"), being filed by Integra Bank Corporation under the Securities Act of 1933, as amended (the "Act").

     We have examined the Registration Statement and such other documents as we have deemed relevant and necessary as a basis for this opinion. In addition, we have made such other and further investigations as we have deemed appropriate.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "The Merger-Certain Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and other relevant authorities, all of which are subject to change. No opinions are expressed concerning any matters other than those specifically addressed herein.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the references to us in the proxy statement/prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Yours very truly,

                                    /s/ BAKER & DANIELS